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                                                                  EXHIBIT 10.106

                   CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

      In consideration of my present and future consulting relationship with MTI Technology Corporation (together with its subsidiaries, or any companies owned or controlled by MTI Technology Corporation, the "Company"), I agree to the following:

1.    PROPRIETARY INFORMATION

      1.1 I understand and acknowledge that my services as a consultant to the Company will involve access to and creation of confidential, proprietary, and trade secret information of the Company and its affiliates, customers, clients, consultants, vendors and business associates (collectively, "Proprietary Information"). I further understand and acknowledge that the Company and its affiliates, customers, clients, consultants, vendors and business associates have developed, compiled, and otherwise obtained this Proprietary Information often at great expense, and that such information has great value to their respective businesses. I agree to hold in strict confidence and in trust for the sole benefit of the Company and its clients all Proprietary Information. I further agree that I shall treat all Proprietary Information as private, privileged, and confidential, and that I shall not use, disclose, or release any Proprietary Information in any way to any person, firm, or institution at any time, even after termination of my consulting relationship, except to the extent necessary to perform my services as a consultant of the Company. I further understand and agree that the publication of Proprietary Information through literature or speeches must be approved in advance in writing by a duly authorized officer of the Company.

      1.2. I understand and acknowledge that, for purposes of this Agreement, "Proprietary Information" means all confidential, proprietary, or trade secret information and ideas in whatever form, tangible or intangible, whether disclosed to or learned or developed by me, pertaining in any manner to the business of the Company or to the Company's affiliates, consultants, clients, or business associates, unless: (i) the information is, or becomes, publicly known through lawful means; (ii) the information was rightfully in my possession or part of my general skill or knowledge prior to my consulting relationship with the Company; or (iii) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

      1.3. Without limiting the generality of the foregoing, I understand and acknowledge that "Proprietary Information" includes all: (i) inventions, computer codes, computer programs, formulas, schematics, techniques, algorithms, employee suggestions, development tools and processes, computer printouts, design drawings and manuals, and improvements or modifications to the foregoing;
(ii) information about costs, profits, markets, and sales; (iii) plans for future development and new product concepts; (iv) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to me by the Company (or any present or future affiliates, customers, clients, consultants, vendors and business associates of the Company), as well as written or verbal instructions or comments; and (v) information regarding the compensation and skills of employees of the Company.

      1.4 I agree that I will maintain under my control only such Proprietary Information that I have a current "need to know," and that I will return to the appropriate person or location, or otherwise dispose of, Proprietary Information once my need to know no longer exists. I agree that I will not make copies of information unless I have a legitimate need for such copies in connection with my work.

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                                                                 Info. Agreement

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2.    THIRD-PARTY INFORMATION

      I recognize that the Company has received and in the future will receive from third parties their confidential and/or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for limited purposes. I agree that I owe the Company and such third parties, during the term of my consulting relationship and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of a duly authorized officer of the Company.

3.    ASSIGNMENT OF INVENTIONS

      3.1 I hereby assign to the Company, without additional consideration, all right, title and interest (throughout the United States and in all foreign countries) in all ideas, processes, inventions, technology, writings, computer programs, designs, formulas, discoveries, patents, copyrights, trademarks, service marks, works of authorship, any claims or rights, and any improvements or modifications to the foregoing (collectively, "Inventions"), whether or not subject to patent or copyright protection, that have been or will be conceived, developed, or reduced to practice by me alone or with others (i) during the term of my consulting relationship, whether or not conceived or developed during regular business hours, and whether or not conceived before, on, or after the date hereof; or (ii) if based on Proprietary Information, after termination of my consulting relationship. Such Inventions shall be the sole property of the Company and, to the maximum extent permitted by applicable law, shall be deemed works made for hire.

      3.2 I understand that the assignment by me to the Company does not apply to Inventions that qualify fully under Section 2870(a) of the California Labor Code, which is set forth on Schedule "A." I further understand that nothing in this Agreement is intended to expand the scope of protection provided by Sections 2870 through 2872 of the California Labor Code. To avoid future confusion, I have listed on Schedule "A" a description of all Inventions, if any, developed or conceived by me in which I claim any ownership or other right. It is understood and agreed that the attached list is a complete listing of all Inventions that are to be excluded from this Agreement as having been made prior to the commencement of my consulting relationship with the Company. I understand that, by not listing an Invention, I am acknowledging that the Invention was not developed or conceived before my consulting relationship with the Company commenced.

4.    WORKS FOR HIRE

      I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my consulting relationship and that are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section 101 et seq.)

5.    DISCLOSURES

      I agree to maintain adequate and current written records on the development of all Inventions and to disclose promptly to the Company all Inventions and relevant records, which will remain the sole property of the Company. I further agree to promptly disclose to the Company all information and records relating to any Inventions developed, conceived, reduced to practice, or authored by me (alone or with others) during the term of my consulting relationship and during the one-year period after my consulting relationship with the Company terminates. Any disclosures made by me after my consulting relationship terminates will be received by the Company in confidence for the purpose of determining if the Inventions have

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                                                                 Info. Agreement

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been based on Proprietary Information, and are subject to the terms of this
Agreement.

6.    INFORMATION ON COMPANY PREMISES

      I understand and agree that all information generated, received, or maintained by or for me on the premises or equipment of the Company (including, without limitation, computer systems and electronic-mail or voicemail systems) is the property of the Company, and I hereby waive any property or privacy rights that I may have with respect to such information.

7.    INTERFERENCE WITH COMPANY BUSINESS

      7.1 I agree that, during my consulting relationship with the Company, I will not engage in any business activity that is or may be competitive with, or that would otherwise conflict with, my consulting relationship with the Company.

      7.2 I understand that the Company's business relationships with its affiliates, clients, customers, employees, consultants, business associates, and other persons are valuable business assets, and that I would not have access to these contacts but for my consulting relationship with the Company. To avoid interfering with these business relationships, and to forestall any use or disclosure of Proprietary Information in breach of this Agreement, I agree that I will not during or after my consulting relationship with the Company, for myself or for any third party, directly or indirectly: (i) engage in any business activity that would require the actual or inevitable use or disclosure of Proprietary Information; (ii) employ, solicit for employment, or recommend for employment any person employed by the Company; or (iii) divert or attempt to divert from the Company any business of any kind in which it is engaged including, but not limited to, the solicitation or interference with any of its suppliers or customers.

8.    RETURN OF COMPANY PROPERTY

      On termination of my consulting relationships with the Company, or at any time the Company requests, I shall deliver immediately to the Company all property belonging to it and all material containing Proprietary Information, including copies, in my possession or control, whether prepared by me or others.

9.    REMEDIES

      I recognize that nothing in this Agreement is intended to limit any remedy the Company may have under the California Uniform Trade Secrets Act or any other law, and that I could face possible criminal and civil actions, including imprisonment and monetary liability, if I misappropriate the Company's or its clients' trade secrets. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that, in the event of a breach or threatened breach that involves Proprietary Information of the Company or its clients, the Company shall have the right to enforce the provisions of this Agreement by injunction, specific performance, or other legal or equitable relief. This right shall be in addition to, and without prejudice to, any other remedies available to the Company in law or equity.

10.   NOTIFICATION TO SUBSEQUENT EMPLOYER

      I agree that, after the termination of my consulting relationship with the Company, I will not enter into any agreement that conflicts with my obligations under this Proprietary Information Agreement and will inform any subsequent employers of my obligations under this Proprietary Information Agreement. I further agree that, after the termination of my consulting relationship with the Company, I will, if requested by the Company, sign and deliver to any necessary proof that I am in compliance with my obligations under this Proprietary Information Agreement. Moreover, I hereby consent to the notification of any subsequent employer or

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                                                                 Info. Agreement

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entity to which I provide consulting services of my obligations under this
Agreement.

11.   SUCCESSORS AND ASSIGNS

      I understand and agree that the Company may assign to another person or entity any of its rights under this Agreement. I further understand and agree that this Agreement shall be binding upon me and my heirs, executors, administrators, and successors, and shall inure to the benefit of the Company's successors and assigns.

12.   SURVIVAL

      I understand that my obligations contained in this Agreement will survive the termination of my employment with the Company.

13.   SEVERABILITY

      If any provision of this Agreement is determined to be invalid, unenforceable or illegal, the validity or enforceability of the other provisions shall not be affected. In addition, if any one or more provisions contained in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting or reducing it, so as to be enforceable with applicable law.

14.   CHOICE OF LAW

      I understand that the interpretation, validity, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to or application of any of California's conflict of law rules.

15.   WAIVER

      No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

16.   ENTIRE AGREEMENT

      The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. No modification or amendment of this Agreement shall be binding unless executed in writing by me and a duly authorized officer of the Company.

                                      ****

      I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ITS TERMS. I HAVE COMPLETED SCHEDULE "A" BEFORE SIGNING THIS AGREEMENT, LISTING ALL INVENTIONS AND RIGHTS THAT I WISH TO EXCLUDE FROM OPERATION OF THIS AGREEMENT.

Signature: /s/ Scott Poteracki
           ---------------------------
Name: Scott Poteracki

Date: November 4, 2004

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                                                                 Info. Agreement

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                                  SCHEDULE "A"

      I understand that the assignment by me to the Company does not apply to Inventions that qualify fully under Section 2870(a) of the California Labor Code, which is set forth below. I further understand that nothing in this Agreement is intended to expand the scope of protection provided by Sections 2870 through 2872 of the California Labor Code. To avoid future confusion, I have listed below a description of all Inventions (as defined in the Proprietary Information Agreement) and other intellectual property, if any, developed or conceived by me in which I claim any ownership or other right. It is understood and agreed that the list is a complete listing of Inventions and other intellectual property that are to be excluded from assignment to the Company under the Proprietary Information Agreement as having been made prior to my employment with the company.

                      CALIFORNIA LABOR CODE SECTION 2870(a)

            Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

            (2) Result from any work performed by the employee for the employer.

      1. Except as set forth below, there are no Inventions that I wish to exclude from the operation of this Agreement (attach additional sheets if necessary):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

      2. Due to prior confidentiality agreement(s), I cannot complete the above disclosure with respect to Inventions generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe the following parties (attach additional sheets if necessary):

  Inventions or Improvements           Parties              Relationship
  --------------------------           -------              ------------
_______________________________   _________________    _________________________
_______________________________   _________________    _________________________
_______________________________   _________________    _________________________

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                                                                 Info. Agreement